Exhibit 4.ww

MM 020-040

EL PRESENTE CONVENIO DE MODIFICACIÓN DE CONVENIO DE OCUPACION TEMPORAL DE TIERRAS EJIDALES es celebrado en el Poblado de Monterde, Municipalidad de Guazaparez, Estado de Chihuahua, México, con fecha del 30 de Enero del año 2005, por los comparecientes:

EJIDO MONTERDE del Poblado de Monterde, Municipalidad de Guazaparez, Estado de Chihuahua, México, un ejido debidamente constituido en conformidad con la Ley Agraria, con oficinas principales ubicadas en Salón Ejidal domicilio conocido Monterde, Guazaparez, Chihuahua representado en el presente acto por los SRES. BLAS QUEZADA OZUNA, RAMON BALOIS MUÑOZ, y MIGUEL QUINTERO RIVAS en sus caracteres de Presidente, Secretario y Tesorero, respectivamente, del Comisariado Ejidal y SR. MIGUEL PALACIOS TRIAS en su carácter de Presidente del Consejo de Vigilancia (denominado en lo sucesivo, el "Ejido"),

POR LA PRIMERA PARTE;

Y

MINERA MONTERDE, S. DE R. L. DE C. V. sociedad mercantil debidamente constituida conforme a la Ley General de Sociedades Mercantiles, con oficinas principales ubicadas en Calle Arizona 2055, Col. Las Aguilas C.P. 31237 Chihuahua, Chihuahua. México, representada en el presente acto por su Gerente General, ALAN DOUGLAS HITCHBORN quien posee Poderes Generales para Pleitos y Cobranzas, Actos de Administración y Dominio de dicha sociedad (denominada en lo sucesivo, la "Compañía"),

POR LA SEGUNDA PARTE.

Las partes comparecientes acuerdan en celebrar el presente Convenio Modificatorio (en lo sucesivo, el "Convenio Modificatorio") para estipular los términos y condiciones bajo los cuales el Ejido y la Compañía convienen en modificar ciertos términos del Convenio de Ocupación Temporal de Tierras Ejidales celebrado entre dichas partes con fecha del 13 de Julio del 2003 (en los sucesivo, el "Convenio Principal").

El presente Convenio Modificatorio es celebrado en conformidad con las leyes de los Estados Unidos Mexicanos y, específicamente, en conformidad con las disposiciones aplicables de la Ley Agraria, la Ley Minera y su Reglamento y el Código Civil Federal.

CONSIDERANDO, que:

A. La Compañía y el Ejido celebraron, con resolución aprobatoria previa por parte de la Asamblea General de Ejidatarios del Ejido celebrada el 13 de Julio del 2003, el Convenio Principal; conforme a los términos del Convenio Principal, el Ejido transmitió a la Compañía los derechos de ocupación

Convenio Modificatorio / Ejido Monterde 1

Monterde Amending Agreement Jan 30/05

temporal sobre un porción de terrenos ejidales de uso común para que dicha Compañía realice sobre dicha área de terreno las Actividades Mineras (definidas en el Convenio Principal).

B. En el referido Convenio Principal las partes pactaron como término de vigencia del mismo un término igual al término de vigencia de las Concesiones Mineras propiedad de la Compañía o sobre las cuales la Compañía poseía un interés jurídico al 13 de Julio del 2003.

C. El Ejido y la Compañía desean modificar la definición del término *"Lote de Ocupación Temporal"* contenida en la Cláusula 1 (Interpretación) y la Cláusula 4 (Término) del Convenio Principal. Y,

D. La Asamblea General de Ejidatarios del Ejido ha aprobado previamente mediante Asamblea celebrada el 30 de Enero del 2005 la celebración del presente Convenio Modificatorio y la modificación de los términos del Convenio Principal en la forma contenida en el presente instrumento.

POR LO TANTO, en virtud de las manifestaciones y convenios hechos mutuamente por las partes en el presente instrumento, dichas partes comparecientes celebran el presente Convenio Modificatorio en conformidad con las siguientes cláusulas:

1. <u>Modificación de la Cláusula 1 (Interpretación).</u> Las partes acuerdan en modificar la Cláusula 1 (Interpretación) del Convenio Principal solamente respecto a la definición del término *"Lote de Ocupación Minera"* para que en lo sucesivo dicho término se defina de la siguiente manera:

"<u>Lote de Ocupación Minera</u>.- significa el lote de terreno que comprende la porción de las Tierras de Uso Común que cubre parcialmente los lotes mineros amparados por las Concesiones Mineras propiedad de la Compañía o sobre las cuales la Compañía posea un interés jurídico (dicho lote de terreno está compuesto de un total de 11,007 hectáreas); el Lote de Ocupación Minera es el objeto jurídico de los Derechos de Ocupación y sobre cuya área superficial la Compañía esta autorizada por el Ejido para desarrollar las Actividades Mineras."

2. <u>Modificación de la Cláusula 4 (Término).</u> Las partes acuerdan en modificar la Cláusula 4 (Término) para que en lo sucesivo dicha cláusula se transcriba de la siguiente manera:

"4. <u>Término.</u> El presente Contrato será vigente por un término de treinta (30) años que comenzará a partir del 13 de Julio del 2003. Dicho término será obligatorio para el Ejido y discrecional para la Compañía. La Compañía podrá renunciar anticipadamente a sus derechos y terminar

Convenio Modificatorio / Ejido Monterde 2

unilateralmente el presente Contrato en cualquier tiempo mediante notificación escrita de terminación de Contrato notificada al Ejido".

3. Intención.- El acuerdo y voluntad de las partes respecto a las modificaciones del Convenio Principal contenidas en el presente instrumento, son los siguientes:

A. El área superficial del Lote de Ocupación Temporal sobre el cual la Compañía está autorizada para desarrollar las Actividades Mineras (según se definen en el Convenio Principal) sea incrementada a un total de 11,007 hectáreas, la cual incluye los lotes mineros "La Rubia" (t.223447, 780.4072has.), "La Rubia Fracción 1" (t.223448, 23.49 has.) y "La Rubia Fracción 2" (t.223449, 0.495 has.) recientemente concesionados a la Compañía. Y,

B. El término de vigencia del Convenio Principal sea acordado a treinta (30) años contados a partir del 13 de Julio del año 2003.

4. Mapa Descriptivo.- Las partes adjuntan al presente Convenio Modificatorio en Anexo A un mapa técnico que describe la ubicación geográfica y perímetro de:

A. Las Tierras Ejidales y las Tierras de Uso Común del Ejido.

B. Los lotes mineros amparados por las Concesiones Mineras propiedad de la Compañía o sobre las cuales la Compañía posee un interés jurídico a la fecha de la firma del presente Convenio Modificatorio (en el cual están incluidos los lotes mineros "La Rubia" (t.223447, 780.4072has.), "La Rubia Fracción 1" (t.223448, 23.49 has.) y "La Rubia Fracción 2" (t.223449, 0.495 has.). Y

C. El Lote de Ocupación Minera, según es modificado en el presente Convenio de Modificación, el cual tiene una superficie de 11,007 hectáreas.

5. Parte Integral.- Las modificaciones a las disposiciones del Convenio Principal contenidas en el presente Convenio Modificatorio pasan a formar parte íntegra del Contrato Principal a partir de la fecha del presente instrumento y constituyen la voluntad de las partes respecto a las disposiciones modificadas del Convenio Principal. En virtud de lo anterior, y salvo las modificaciones antes mencionadas, las partes ratifican en todos y cada uno de sus términos el Convenio Principal y el presente Convenio Modificatorio.

6. Idiomas.- Las partes firman el presente Convenio Modificatorio en los idiomas Español e Inglés. Las partes acuerdan que en caso de discrepancia entre las dos versiones, las versión en Español prevalecerá. Las partes reconocen haber obtenido el suficiente asesoramiento legal independiente y el haber leído y entendido (a través de sus respectivos intérpretes y asesores legales) los efectos legales y validez del presente Convenio en las versiones Español e Inglés. La versión en Inglés se anexa para referencia como anexo B, el cual forma parte íntegra del mismo para todos los efectos legales que haya lugar.

Convenio Modificatorio / Ejido Monterde 3

7. Acuerdo Total entre las partes.- El Convenio Principal y sus anexos, el presente Convenio Modificatorio y sus anexos A, C y los documentos que se notifiquen las partes en su conformidad, contienen el acuerdo total de las partes respecto a sus objetos jurídicos, por lo que los mismos cancelan y dejan sin efecto cualquier otro acuerdo, convenio o carta de intención, ya sea verbal o escrito, que hayan celebrado las partes con respecto a dicho objeto.

Leído que fue el presente Contrato a las partes que en él intervienen y enterados de su alcance y fuerza legal, lo firman para constancia en el lugar y fecha antes señalados.

EL EJIDO MONTERDE
COMISARIADO EJIDAL

BLAS QUEZADA OZUNA, Presidente
Domicilio: Conocido Monterde

RAMON BALOIS MUÑOZ, Secretario
Domicilio: Conocido Monterde

MIGUEL QUINTERO RIVAS, Tesorero
Domicilio: Conocido Monterde

MIGUEL PALACIOS TRIAS
Presidente del Consejo de Vigilancia
Domicilio: Conocido Monterde

LA COMPAÑÍA
MINERA MONTERDE, S. de R. L. de C.V.

ALAN DOUGLAS HITCHBORN
DIRECTOR GENERAL

Convenio Modificatorio / Ejido Monterde 4

ANEXO A

MAPA DESCRIPTIVO DEL LOTE DE OCUPACIÓN TEMPORAL

LIC. LUIS ARTURO CALDERON TRUEBA • NOTARIO PUBLICO NUMERO DIEZ • DISTRITO MORELOS • ESTADOS UNIDOS MEXICANOS • CHIHUAHUA, MEXICO

Convenio Modificatorio / Ejido Monterde 5

CONCESIONES
MINERAS
780,000mE
800,000mE
3,058,000m
11 007.00 Has
Rubia 2

ANEXO C

VERSION EN INGLES

THIS AMENDING AGREEMENT is made and entered in the Town of Monterde, Municipality of Guazaparez, State of Chihuahua, Mexico, on this the 30th day of January, 200~~3~~5 by and between:

EJIDO MONTERDE situated in the Municipality of Guazaparez, State of Chihuahua, Mexico, an ejido duly incorporated pursuant to the Agrarian Act, with main offices located at Salón Ejidal, Town of Monterde, Guazaparez, Chihuahua, herein represented by Masseurs BLAS QUEZADA OZUNA, RAMON BALOIS MUÑOZ, and MIGUEL QUINTERO RIVAS acting as President, Secretary and Treasurer, respectively, of the Ejido Board and MR. MIGUEL PALACIOS TRIAS acting as President of the Supervisory Board (hereinafter referred to as the "Ejido"),

OF THE FIRST PART;

AND

MINERA MONTERDE, S. DE R.L., DE C.V. a company duly incorporated pursuant to the Business Corporations Act of Mexico, with main offices located at Calle Arizona 2055, Col. Las Aguilar C.P. 31237 Chihuahua, Chihuahua. México, herein represented by ALAN DOUGLAS HITCHBORN acting as its General Manager holding General Powers of Attorney for Legal Representation and Collections, Acts of Administration and Domain (hereinafter referred to as the “Company”),

OF THE SECOND PART.

The appearing parties have caused the execution of this Amending Agreement (the "Amending-Agreement") to set forth the terms and conditions under which the Ejido and the Company have agreed to amend certain terms of the Temporary Land Occupation Agreement executed by and among them on July 13th, 2003 (the "Principal Agreement").

This Agreement is entered into by the parties in accordance with the laws of Mexico and, particularly, pursuant to the provisions of the Agrarian Act, the Mining Act and its Regulations and the Federal Civil Code.

WHEREAS:

A.

The Ejido and the Company have executed, with the prior approval of the General Meeting of the Ejido issued In Ejido Meeting held on July 13, 2003, the Principal Agreement; under the terms of the Principal Agreement the Ejido has granted to the Company the temporary occupation rights in and to a portion of the Land in Common Use of the Ejido for the execution by the Company of the Mining Activities (as defined in the Principal Agreement).

B.

The term the Principal Agreement is of full force and effect is equal to the term of validity of the mining concessions owned or controlled by the Company as of July 13, 2003.

C.

The Ejido and the Company desire to amend the definition of the term “Mining Occupation Land" set out in clause 1 (Interpretation) and clause 4 (Term) of the Principal Agreement. And,

D.

The General Meeting of the Ejido has approved in Meeting held on January 30, 2005 the execution hereof and the amendments to the Principal Agreement as herein set out.

NOW THEREFORE, in consideration of the mutual warranties and representations herein contained, the parties have caused the execution of this Agreement as follows:

1.

Amendment to clause 1 (Interpretation). The parties hereby agree to amend clause 1 (Interpretation) of the Principal Agreement solely in respect to the definition of the term "Mining Occupation Land" to hereinafter be defined as follows:

"Mining Occupation Land.- shall mean the portion of the Land in Common Use of the Ejido partially covering the mining lots comprising the Mining Concessions owned or controlled by the Company (having a total land area of 11,007 hectares); the Mining, Occupation Land is the subject matter of the Land Occupation Rights and constitutes the land area within which the Company is authorized to carry out the Mining Activities".

2.

Amendment to clause 4 (Term). The parties hereby agree to amend clause 4 (Term) of the Principal Agreement to hereinafter read as follows:

"4. Term- This Agreement shall be in full force and effect for a term of thirty (30) years commencing on July 13th 2003. This term shall be discretionary to the Company and compulsory to the Ejido. The Company shall have the right to relinquish its rights hereunder and unilaterally terminate this Agreement at any time by delivering to the Ejido a written notice of termination."

3.

Intent- The agreement of the parties in respect to the amendments to the Principal Agreement herein set out is as follows:

A.

The land area of the Mining Occupation Land over which the Company is authorized to execute the Mining Activities (as defined under the Principal Agreement) is to be increased to a total of 11,007 hectares; this area includes the surface area comprised by the "La Rubia" (t.223447, 780.4072has.), 'La Ruble Fracción 1" (t.223448, 23.49 has.) and "La Rubia Fracción 2" (t.223449, 0.495 has ) mining concessions recently titled to the Company. And,

Convenio Modificatorio / Ejido Monterde   7

B.

The term the Principal Agreement is to be of full force and effect shall be thirty (30) years commencing from July 13th, 2003.

4.

Map Description - The parties attach as Schedule A hereto a technical map descriptive of the geographical position and perimeter of:

A.

The Ejido Land and the Land in Common Use of the Ejido,

B.

The mining lots covered by the Mining Concessions owned or controlled by the Company as of the date hereof (including the "La Rubia" (t 223447, 780.4072has.), "La Rubia Fracción 1" (t223448, 23.49 has.) and "La Rubia Fracción 2" (t.223449, 0.495 has.) mining concessions). And,

C.

The Mining Occupation Land, as amended under this Amending Agreement, covering a surface land area of 11,007.

5.

Integral  Part.- The amendments to the Principal Agreement herein shall form integral part of the Principal Agreement from the date hereof and they shall constitute the agreement of the parties thereto. Therefore, save and except for the aforesaid amendments, the parties hereto ratify in all of its terms the Principal Agreement and this Amending Agreement.

6.

Languages- The parties sign and approve this Amending Agreement in the English and Spanish languages. The parties agree that in the event of discrepancy between the two versions, the Spanish version shall prevail. The parties acknowledge to having obtained sufficient independent legal advice and to having read and understood (through their respective appointed interpreters and legal, counsel) the legal effects and validity of this Agreement in both the Spanish and English versions. The English version is attached as schedule B hereto and made part hereof for all corresponding legal effects.

7.

Whole Agreement.- The Principal Agreement and its attached schedules, this Amending Agreement and its schedules attached hereto and the documents delivered by the parties pursuant thereto, constitute the entire understanding of the parties in respect to the subject matter of the Principal Agreement and this Amending Agreement, and they cancel and supersede any other agreement, contract or letter of intent that they may have executed in respect to the said subject matter.

Convenio Modificatorio / Ejido Monterde   8

In witness whereof, the parties hereto after having read and understood the legal effects and validity of the premises set forth above, have caused this Agreement to be executed on the date and place above written.

THE MONTERDE EJIDO

THE EJIDO BOARD

/s/ BLAS QUEZADA OZUNA

______________________________

BLAS QUEZADA OZUNA, President

ADRESS: Town of Monterde

/s/ RAMON BALOIS MUNOZ

______________________________

RAMON BALOIS MUNOZ, Secretary

ADRESS: Town of Monterde

/s/ MIGUEL QUINTERO RIVAS

______________________________

MIGUEL QUINTERO RIVAS, Treasurer

ADRESS: Town of Monterde

/s/ MIGUEL PALACIOS TRIAS

______________________________

MIGUEL PALACIOS TRIAS, President Supervisory Board

ADRESS: Town of Monterde

THE “COMPANY”

MINERA MONTERDE, S. de R. L. de C.V.

/s/ ALAN DOUGLAS HITCHBORN

______________________________

PER: ALAN DOUGLAS HITCHBORN

ITS: GENERAL MANAGER

Convenio Modificatorio / Ejido Monterde   9

Lic. L. Arturo Calderón Trueba
Notario Público Núm. 10
Chihuahua, Chih.

RATIFICACIÓN NOTARIAL: En la Ciudad de Chihuahua, Chihuahua, a los treinta y un días del mes de Marzo del año dos mil cinco, Ante Mi, Licenciado **LUIS ARTURO CALDERON TRUEBA,** Notario Público Número Diez en actual ejercicio para este Distrito Morelos, Estado de Chihuahua, comparece los señores **BLAS QUEZADA OZUNA, MIGUEL PALACIO TRIAS, RAMON BALOIS MUÑOZ Y MIGUEL QUINTERO RIVAS,** en su carécteres de Presidente del Comisariado Ejidal, Presidente del Consejo de Vigilancia, Secretario y Tesorero Suplente del Comisariado Ejidal del Ejido Monterde, Municipio de Guazápares, Estado de Chihuahua, este último acompañado del señor **FRANCISCO YÁÑEZ MEDINA,** en su calidad de intérprete, quien previamente protesta y acepta el cargo y el señor **ALAN DOUGLAS HITCHBORN,** en su carácter de Gerente General y Apoderado de la Sociedad **"MINERA MONTERDE", SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE,** acompañado de la señorita Licenciada **LAURA ELIZABETH LEAL LOPEZ,** en su calidad de intérprete, quien previamente protesta y acepta el cargo y expusieron: --

Que para todos los efectos legales ratifican en todas y cada una de sus partes el documento que antecede, reconociendo como suyas las firmas que con sus nombres aparecen al calce del mismo por haber sido puestas de su puño y letra; los intérpretes señor **FRANCISCO YÁÑEZ MEDINA,** y señorita Licenciada **LAURA ELIZABETH LEAL LOPEZ,** manifiestan que fielmente han interpretado al señor **MIGUEL QUINTERO RIVAS,** el primero y al señor **ALAN DOUGLAS HITCHBORN,** la segunda, el contenido del documento que antecede. Asimismo manifiestan que todos los comparecientes que para todos los efectos legales reconocen y ratifican el Convenio de Ocupación Temporal de Tierras Ejidales que celebraran con anterioridad y al que hacen referencia en el documento que ratifica y que moldifican en el convenio Modificatorio que igualmente reconocen y ratifican en este acto.--

Manifiesta el señor **MIGUEL PALACIO TRIAS,** que en algunos documentos aparece su apellido paterno como **PALACIOS** siendo lo correcto **PALACIO.**--

------------------------------P E R S O N A L I D A D:---------------

El señor **ALAN DOUGLAS HITCHBORN,** por conducto de su intérprete la señorita Licenciada **LAURA ELIZABETH LEAL LOPEZ,** el señor **BLAS QUEZADA OZUNA,** el señor **MIGUEL PALACIOS TRIAS,** el señor **RAMON BALOIS MUÑOZ** y el señor **MIGUEL QUINTERO RIVAS,** este último acompañado del señor **FRANCISCO YÁÑEZ MEDINA,** en su calidad de intérprete, quien previamente protesta y acepta el cargo en su carácteres de Presidente del Comisariado Ejidal, Presidente del Consejo de Vigilancia, Secretario y Tesorero Suplente del Comisariado Ejidal del Ejido Monterde, Municipio de Guazápares, Estado de Chihuahua, manifiestan bajo protesta de decir verdad que el carácter con el que comparecen no les ha sido revocado, limitado ni ha concluido por causa alguna y a fin de acreditarlo me exhiben y doy fe de tener a la vista los siguientes documentos: ------------------

a).- Por lo que respecta al señor **ALAN DOUGLAS HITCHBORN,** me exhibe el Primer Testimonio de la Escritura Pública número 4943 cuatro

Lic. L. Arturo Calderón Trueba
Notario Público Núm. 10
Chihuahua, Chih.

mil novecientos cuarenta y tres, otorgada en esta Ciudad de Chihuahua, el día ocho de Diciembre de mil novecientos noventa y nueve, ante la fe de la Licenciada **MARIA DEL CARMEN VALENZUELA BREACH DE CABALLERO,** Notaria Pública Número Veintiséis, en ejercicio para este Distrito Morelos, Estado de Chihuahua, en la cual previo permiso de la Secretaria de Relaciones Exteriores número 08001234 cero ocho cero cero uno dos tres cuatro, expediente número 9908001209 nueve nueve cero ocho cero cero uno dos cero nueve, folio número 1956 mil novecientos cincuenta y dos, se constituyó la Sociedad denominada **"MINERA MONTERDE". SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE,** con domicilio en esta Ciudad de Chihuahua, con duración de 99 noventa y nueve años; su nacionalidad Mexicana pudiendo admitir socios extranjeros; siendo su objeto entre otros: a).- Todo acto de comercio relacionado con la industria minera que admita la inversión extranjera en el porcentaje del articulo cuarto de la Ley de Inversión Extranjera para el desarrollo del objeto de la sociedad eminentemente minero y ser titular de 105 derechos y sujeto de las obligaciones que a toda sociedad mexicana confiere la Ley Minera y su reglamento. b).-Adquirir, tomar en arrendamiento, administrar, por cuenta propia o de terceros toda clase de concesiones y fundos mineros para su exploración y o su explotación y las solicitudes de concesiones mineras que permita la Ley Minera y su Reglamento; tramitar, constituir y otorgar toda clase de servidumbres de paso, acueducto o de cualesquiera otra indole, hacia o desde los fundos mineros en vías de exploración y, o explotación, adquirir, tomar en arrendamiento, comodato, fideicomiso o cualesquier otra forma legal o cualesquiera otras formas legales los propios fundos, maquinaria e implementos para la exploración y explotación minera, como serian, en forma ejemplificativa y no limitativa, equipos de perforación, fundiciones, equipo de transporte, plantas de beneficio, plantas generadores de energía eléctrica para uso de los centros mineros: depósitos de agua, combustibles, insumos para los procesos metalúrgicos; adquirir almacenar y utilizar dinamita y explosivos propios para "a minería previa obtención de los permisos y cumplimiento de las disposiciones legales que se requieran de la legislación vigente. c).- Adquirir, tomar en arrendamiento, comodato o fideicomiso, bienes muebles e inmuebles necesarios para la edificación de oficinas, almacenes, campamentos, talleres, plantas de beneficio, fundiciones, etcétera, en las cantidades estrictamente necesarias para cumplir con el objeto social. d).- Dar o tomar dinero en préstamo, con o sin garantía de la Banca Nacional o Extranjera; emitir bonos acciones, obligaciones, valores y otros títulos de crédito, con la intervención en su caso, de las instituciones señaladas por la Ley; adquirir acciones y figurar como accionistas en otras empresas Mexicanas o Extranjeras, con objeto similar al de esta

Lic. L. Arturo Calderón Trueba
Notario Público Núm. 10
Chihuahua, Chih.

compañía; así como adquirir legalmente y negociar con toda clase de efectos de comercio y otorgar las garantías que fuere necesario para realizar los objetos de la sociedad. e),- La ejecución de infraestructura que requiera la sociedad para el desarrollo de su objeto social entre estas, oficinas, bodegas, construcciones para alojamiento de sus representantes en los lugares de ubicación de los fundos mineros, ejecución de obras mineras, caminos, represos, subestaciones de energía eléctrica, pozos profundos para alumbramiento de agua para usos industriales y domésticos, perforar con diamante y en general contratar todo tipo de servicios de empresas industriales y comerciales ya sea en México o en el extranjero y recibir dichos servicios; contratar la utilización de tecnología para la extracción y beneficio de minerales, registrando las marcas, logos, símbolos, etcétera, tanto en México como en el extranjero y en su caso, comerciar con esa tecnología. f),- Proporcionar servicios técnicos mineros, de supervisión a empresas mineras, minero-metalúrgicas, ejecución de obras mineras, caminos, represos, subestaciones de energía eléctrica, pozos profundos para alumbrar agua para usos industriales y domésticos, perforar con diamante y en general todo tipo de servicios mineros y minero-metalúrgicos a empresas industriales y comerciales, ya sea en México o en el extranjero y recibir dichos servicios; contratar la utilización de tecnología, métodos de trabajo, procesos metalúrgicos etcétera, con empresas Mexicanas o extranjeras. Patentar sus propios procesos tecnológicos para la extracción y beneficio de minerales, registrando las marcas, logos, símbolos, etcétera, tanto en México como en el extranjero y en su caso, comerciar con esa tecnología. g).- En general, llevar a cabo cualesquiera operaciones' derivadas de, o relacionadas con los objetos arriba mencionados y realizar toda clase de actos de comercio e industria y celebrar toda clase de contratos, ya sean civiles, mercantiles o laborales, que fueren permitidos por la Ley. h).- En ningún caso el objeto social convenido exime a la sociedad y a sus socios de la estricta observación de las disposiciones y Leyes de interés público. i).- Adquisición. o utilización por cualquier título jurídico de los inmuebles necesarios para los fines anteriores. j).- Efectuar operaciones con toda clase de títulos de crédito en los términos del artículo noveno de la Ley de Títulos y Operaciones de Crédito. k).- Adquirir y disponer por cualquier título legal de toda clase, de acciones o participaciones en otras empresas o asociaciones, ya sea mercantiles o civiles y formar parte de fideicomisos relacionados con concesiones mineras. l).- Adquisición y utilización de toda clase de explosivos para la exploración y explotación de los fundos mineros que llegare a adquirir la sociedad y para las actividades de su objeto que los requiera. m).- El otorgamiento de garantías en favor de terceros siempre y cuando se relacionen con la consecución de los fines de la sociedad, así como contratar líneas de

Lic. Luis Arturo Calderón Trueba
Notario Público Núm. 10
Chihuahua, Chih.

crédito o financiamiento con instituciones nacionales o extranjeras y otorgar y recibir préstamos con o sin garantías. n).- Adquirir bienes muebles e inmuebles necesarios para su objeto. 0).- Proyectar, estructurar y desarrollar toda clase de proyectos mineros y minero-metalúrgicos. p).- Promover en el ramo minero, minero-metalúrgico la inversión nacional y extranjera. q).- Coadyuvar a la obtención de crédito para la rama minero y minero-metalúrgica y de recursos para estos fines. r).- Adquisición y utilización de toda clase de explosivos para la exploración y explotaci6n, de los fundas mineros como también para la apertura de caminos de acceso y construcción de campamentos". s).- La prestación de servicios técnicos, de asesoría y de administración relacionados con su objeto, tanto en el territorio nacional como en el extranjero. t).- En general la ejecución de todo tipo de actos, contratos, transacciones y demás que sean necesarios o convenientes para la sociedad y para el desarrollo de su objeto social. u) Adquirir, enajenar, dar, recibir en arrendamiento o comisión todos los bienes inmuebles, maquinaria, equipo o instrumentos que posea la Sociedad. v).- Tener representación dentro de la República Mexicana o del Extranjero, en calidad de comisionista, agente, intermediario, factor, representante o apoderado, en toda clase de empresas o personas dentro de las finalidades sociales. w).- Gestionar préstamos o conseguir dinero para cualesquiera de los objetivos sociales, sin limitación en los que se refiere a cantidades, así como girar, librar, suscribir, otorgar, aceptar y endosar toda clase de títulos de valor, instrumentos de pago y en general, toda clase de documentos y comprobantes de adeudo, *ya"* sean ejecutivos o no, garantizando su pago, así como el pago de intereses que causen por medio de hipoteca o pignoración, venta o cesión en fideicomiso de todo o parte de las propiedades de la Sociedad, para la realización de los fines sociales. x).- Asumir obligaciones por cuenta de terceros y garantizar las mismas real o personalmente, así como avalar toda clase de títulos de crédito en asuntos que se encuentren relacionados con los intereses de la sociedad o de sus filiales o subsidiarias. *y).*- Celebrar, otorgar y suscribir contratos de cualquier naturaleza con personas físicas, personas morales, Municipio, Estado y Federación, así como con cualesquier otra entidad pública y participar en concursos a los que convoquen. z).- Adquirir acciones y participaciones en otras de Sociedades Civiles o Mercantiles y formar parte de asociaciones. a').- Todos los actos y operaciones civiles y mercantiles relacionados directa o indirectamente con 105 fines anteriores y sus conexos. Su capital social la cantidad de $3,000.00 (TRES MIL PESOS CERO CENTAVOS) Moneda Nacional, representado por dos aportaciones. Su representación delegada a un GERENTE GENERAL Y en la Cláusula Primera Transitoria se designó al señor ALAN DOUGLAS HITCHBORN

Lic. Lº Arturo Calderón Trueba
Notario Público Núm. 10
Chihuahua, Chih.

para ejercer este cargo y en al Cláusula Sexta Transitoria se le otorgó la representación social más amplía y todas las facultades contenidas en el Artículo Décimo-Quinto de 105 Estatutos sociales que comprende todas las facultades de un PODER GENERAL PARA PLEITOS Y COBRANZAS, ACTOS DE ADMINISTRACION y DE DOMINIO. El documento de referencia obra inscrito por lo que respecta a la sociedad, bajo el número 23 veintitrés, a folios 40 cuarenta y por lo que respecta al poder otorgado al Gerente de la sociedad, bajo el número 24 veinticuatro, a folios 44 cuarenta y cuatro, ambas inscripciones del Volumen 102 ciento dos, del Libro Primero, de Comercio, del Registro Público de la Propiedad y del Comercio del Distrito Morelos, Estado de Chihuahua, con fecha veintiuno de Enero del año dos mil.------------------
Documento que tuve a la vista y devuelvo al interesado por serie necesario para otros usos. --
B).- El señor **BLAS QUEZADA OZUNA,** el señor **MIGUEL PALACIOS TRIAS,** el señor **RAMON BALOIS MUÑOZ** y el señor **MIGUEL QUINTERO RIVAS,** en su carácteres de Presidente del Comisariado Ejidal, Presidente del Consejo de Vigilancia, Secretario y Tesorero Suplente del segunda convocatoria celebrada *en el* Salón Ejidal *del* Ejido Monterde, ubicado *en* domicilio conocido en el Poblado Monterde, Municipio de Guazápares, Estado de Chihuahua el día trece de julio del año dos mil tres, en la cual consta la representación del Comisariado Ejidal integrada por el señor **BLAS QUEZADA OZUNA,** el señor **MIGUEL PALACIO TRIAS,** el señor **RAMON BALOIS MUÑOZ** y el señor **MANUEL QUEZADA PONCE,** y en los puntos tres y cuatro de la Orden del día la propuesta para la celebración de este acto y la autorización a los comparecientes para la formalización del mismo. Agrego a esta acta para que forme parte integrante de la misma marcada con el número "UNO".--
b).- Copia certificada del acta de asamblea General de Ejidatarios celebrada en el Salón Ejidal del Ejido Monterde, el día treinta de Enero, del año dos mil cinco, en la cual consta el nombramiento del Comisariado Ejidal, integrado por Presidente, Secretario, Tesorero Suplente y el Consejo de Vigilancia. Documento que en copia certificada por mí agrego a esta Acta para que forme parte integrante de la misma, marcada con el número "DOS". ------------------------------------

POR SUS GENERALES LOS COMPARECIENTES, BAJO PROTESTA DE DECIR VERDAD, MANIFESTARON SER: ---------------------------

El señor **BLAS QUEZADA OZUNA,** mexicano, originario de Guillame, Municipio de Guazápares, Chihuahua, en donde nació el día veintisiete de Diciembre de mil novecientos cuarenta y siete, Agricultor, causante y al corriente en el pago de sus obligaciones fiscales, Casado y con domicilio conocido en el Ejido Monterde, Chihuahua y de paso por esta Ciudad.---
El señor **MIGUEL PALACIO TRIAS,** mexicano, originario de Bacusinares, Municipio de Guazápares, Chihuahua, en donde nació el

Lic. L. Arturo Calderón Trueba
Notario Público Núm. 10
Chihuahua, Chih.

día veintiséis de Junio de mil novecientos cincuenta y dos, Agricultor, casado y con domicilio conocido en Bácusinares, Municipio de Guazápares, Chihuahua y accidentalmente de paso por esta Ciudad.----
El señor **RAMON BALOIS MUÑOZ,** mexicano, originario de Creel, Chihuahua, en donde nació el día treinta y uno de Enero de mil novecientos cincuenta y ocho, Agricultor, casado y con domicilio conocido en Nacárare, Municipio de Guazápares, Chihuahua y accidentalmente de paso por esta Ciudad.----------------------------------
El señor **MIGUEL QUINTERO RIVAS,** mexicano, originario de Vaquivó, Municipio de Guazapares, Chihuahua, donde nació el día veintinueve de Septiembre de mil novecientos cincuenta, Agricultor, casado y con domicilio conocido en Vaquivó, Municipio de Guazapares, Chihuahua y de paso por esta Ciudad. --
El señor **FRANCISCO YÁÑEZ MEDINA,** mexicano, originario de Francisco del Oro, Chihuahua, donde nació el día cuatro de Octubre de mil novecientos treinta y nueve, Minero, casado y con domicilio en la calle Monte Everest número 12127 doce mil cientos veintisiete, en la Colonia Quintas Carolinas en esta ciudad e Chihuahua.-------------------
El señor **ALAN DOUGLAS HITCHBORN,** Americano, originario de California, Estados Unidos de Norteamérica, en donde nació el dia quince de Enero de mil novecientos cincuenta y cuatro, Ingeniero Geólogo, casado y con domicilio en Calle Michigan número 3217 tres mil doscientos diecisiete de la Colonia Quintas del Sol de esta Ciudad. - Acredita su legal estancia en el País con Documento Migratorio del No Inmigrante FM3 letras F, M 3 número 1088364 uno cero ocho ocho tres seis cuatro, el cual lo autoriza a comparecer a este acto, de fecha treinta y uno de Julio del año dos mil 'dos expedido por el Consulado de México, en Vancouver, B.C. Canadá, Estados Unidos de Norteamérica, así como la carta de .fecha veintiocho de Julio del año dos mil cuatro, expedida por el Instituto Nacional de Migración, Delegación Local, en la cual se autoriza una segunda prórroga que concluirá el día ocho de Agosto del año dos mil cinco. Documentos que en copia certificada por mi, agregaré a este acto marcados con los,- La señorita Licenciada **LAURA ELIZABETH LEAL LOPEZ,** mexicana e hija de padres mexicanos, originaria de esta Ciudad de Chihuahua, en donde nació el día veintisiete de Septiembre de mil novecientos setenta y siete, Licenciada, en Administración de Empresas, Soltera y con domicilio en la Calle Leyes número 1107 mil ciento siete de la Colonia Universidad de esta Ciudad. --

----------------YO LA NOTARIA, DOY FE Y CERTIFICO: ------------------

PRIMERO.- Que no conozco a los comparecientes, quienes me presentaron documentos oficiales para su debida identificación y en mi concepto tienen la capacidad legal requerida para celebrar este acto.---

SEGUNDO.- Que el acta quedó registrada bajo el número 6044 seis mil cuarenta y cuatro, del Volumen 6 seis del Libro de Registro de Actos fuera de Protocolo de esta Notaría. ----------------------------------

TERCERO.- Que los intérpretes, señor **FRANCISCO YÁÑEZ MEDINA,** y señorita Licenciada **LAURA ELIZABETH LEAL LOPEZ,** aceptaron previamente y en mi presencia el cargo de traductores de los señores **MIGUEL QUINTERO RIVAS y ALAN DOUGLAS HITCHBORN,** protestaron el fiel y leal desempeño del cargo conferido y les tradujeron a los comparecientes que no conocen el idioma español, el contenido

Lic. L s Arturo Calderón Trueba
Notario Público Núm. 10
Chihuahua, Chih.

de este documento. ---

CUARTO.- Que los comparecientes leyeron el presente documento, a excepción del señor **MIGUEL QUINTERO RIVAS,** quien no sabe leer ni escribir y ha solicitado al mismo intérprete, señor **FRANCISCO YÁNEZ MEDINA**, que firme a su ruego. Expliqué el valor y consecuencias legales del acto a los comparecientes y por conducto del señor **FRANCISCO YÁNEZ MEDINA**, y de la señorita Licenciada **LAURA ELIZABETH LEAL LOPEZ** quienes en mi presencia leen este documento y proceden a interpretar al señor **MIGUEL QUINTERO RIVAS** y señor **ALAN DOUGLAS HITCHBORN,** su contenido. Los comparecientes manifiestan estar de acuerdo e igualmente por conducto de sus intérpretes señor **JOSE ROBERTO QUEZADA GONZALEZ** y señorita Licenciada **LAURA ELIZABETH LEAL LOPEZ** Y lo firman para constancia, en unión de los intérpretes a excepción del señor **MIGUEL QUINTERO RIVAS,** quien estampa su huella digital y ante mí. DOY FE. ---

EJIDO MONTERDE
MPIO. GUAZAPAREZ, CHIH.
REG. 08-070-1-00044
PRESIDENTE DE COMISARIADO EJIDAL

BLAS QUEZADA OZUNA.

MIGUEL PALACIO TRIAS.

RAMON BALOIS

RAMON BALOIS MUÑOZ.

EJIDO MONTERDE
MPIO. GUAZAPARES, CHIH
REG. 08-070-1-00044
TESORERIA EJIDAL

MIGUEL QUINTERO RIVAS.

ALAN DOUGLAS HITCHBORN.

EJIDO MONTERDE
MPIO. GUAZAPAREZ, CHIH.
REG. 08-070-1-00044
CONSEJO DE VIGILANCIA

FRANCISCO YÁNEZ MEDINA

LIC. LAURA ELIZABETH LEAL LOPEZ.

EL NOTARIO PÚBLICO NÚMERO DIEZ

LIC. LUIS ARTURO CALDERON TRUEBA

LIC. LUIS ARTURO CALDERON TRUEBA
DISTRITO MORELOS
ESTADOS UNIDOS MEXICANOS
CHIHUAHUA, MEXICO
NOTARIO PUBLICO No. 10

SE TOMO RAZÓN EN EL ACTA NÚMERO **31,369 TREINTA Y UN MIL TRESCIENTOS SESENTA Y NUEVE,** DEL LIBRO DE REGISTRO DE ACTOS FUERA DE PROTOCOLO, NÚMERO **33 TREINTA Y TRES**, CON FECHA TREINTA Y UNO DE MARZO DEL AÑO DOS MIL CINCO.- DOY FE.---

EL NOTARIO PÚBLICO NÚMERO DIEZ.

LIC. LUIS ARTURO CALDERON TRUEBA.

LIC. LUIS ARTURO CALDERON TRUEBA
DISTRITO MORELOS
ESTADOS UNIDOS MEXICANOS
CHIHUAHUA, MEXICO
NOTARIO PUBLICO NUMERO DIEZ